EXHIBIT 23.1

             Consent of Smith Elliott Kearns & Company, LLC

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                            S E K & Co
                          ---------------
                  Smith Elliott Kearns & Company, LLC
                Certified Public Accountants & Consultants


                   Consent of Independent Auditors


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Tower Bancorp, Inc. ( the
"Corporation"), relating to the Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan, the Tower Bancorp, Inc. Stock Option
Plan for Outside Directors, and the  First National Bank of
Greencastle Employees' Stock Ownership Plan, of our report dated
January 30, 1997, with respect to the consolidated financial statements incorporated by reference in the Corporation's Annual
Report on Form 10-K for the year ended December 31, 1996, and filed with the Securities and Exchange Commission.


                      /s/ Smith Elliott Kearns & Company, LLC
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                      Smith Elliott Kearns & Company, LLC




Chambersburg, Pennsylvania
November 17 , 1997